Exhibit 10.2

English translation. The Hebrew version of this agreement is the binding version (Section 15.7).

PERSONAL EMPLOYMENT AGREEMENT

Made and signed on 7 October 2026

Between:

1. Tessera Defense and Homeland Security Inc. (U.S. tax identification no. 82-3364020), a corporation organized under the laws of the State of Delaware, U.S.A., of 850 New Burton Road, Suite 201, Dover, Delaware 19904 (the “Parent Company” or the “Public Company”);

2. Tessera Defense and Homeland Security Israel Ltd. (טסרה ישראל הגנה ואבטחה בע״מ), company no. 517322699, of 8 HaGavish Street, Netanya (the “Subsidiary” or the “Employer”);

the Parent Company and the Subsidiary together: the “Companies” or the “Group”

and:

David Rokach, I.D. no. [***], of [***] (the “CFO” or the “Employee”)

WHEREAS the Parent Company is a public company whose securities are traded on a U.S. stock exchange (NYSE), and the Subsidiary is a wholly owned subsidiary of the Parent Company and serves as its operating and holding arm in Israel;

WHEREAS the Companies wish to appoint the CFO as the Chief Financial Officer of the Parent Company and of the Subsidiary;

WHEREAS the Subsidiary wishes to employ the CFO as the chief financial officer of the Subsidiary and to appoint him as a director of the Subsidiary;

WHEREAS the CFO wishes to accept such office and employment on the terms and subject to the limitations set out in this Agreement;

WHEREAS the parties wish to set out the legal relationship between them, the terms of employment, compensation, separation arrangements and equity compensation, regulatory obligations, and the confidentiality and intellectual property terms applicable to the CFO, subject to Israeli law;

NOW, THEREFORE, it is declared, stipulated and agreed between the parties as follows:

1. Preamble, Appendices and Definitions

1.1 The preamble to this Agreement and its appendices form an integral part of it.

1.2 Section headings are for convenience only and shall not be used in interpretation.

1.3 In this Agreement:

“Exchange” means the NYSE or any other exchange on which the Parent Company’s securities are traded;

“Compensation Committee” means the compensation committee of the board of directors of the Parent Company;

“Companies Law” means the Israeli Companies Law, 5759-1999, and the regulations under it;

“U.S. Securities Law” means the Securities Act of 1933, the Securities Exchange Act of 1934, the rules of the SEC and the rules of the Exchange, as amended from time to time;

“Clawback Policy” means the Parent Company’s compensation recovery policy under Rule 10D-1 and the rules of the Exchange, as amended from time to time;

“Equity Plan” means the Parent Company’s equity compensation plan as in effect from time to time;

“Change in Control” or “CIC” means any of the following with respect to the Parent Company: (a) the acquisition of control (more than 50% of the voting power) by a person or group, other than existing shareholders to a similar extent; (b) a merger, reorganization or sale of all or substantially all of the assets, unless the Parent Company’s shareholders hold, immediately afterwards, more than 50% of the voting power of the surviving or acquiring entity in substantially similar proportions; (c) a change in a majority of the members of the Parent Company’s board of directors within a 12-month period that was not approved by a majority of the directors in office immediately before the change (incumbent board); or (d) approval of a liquidation or sale of all or substantially all of the Parent Company’s assets. This definition shall be interpreted in accordance with the Parent Company’s CIC policy and the Equity Plan, and subject to the requirements of Section 409A where relevant;

“Code” means the Internal Revenue Code of 1986, as amended.

2. Structure of Employment and Office

2.1 It is agreed that the CFO is employed as an employee of the Subsidiary only. At the same time, the CFO will serve as the Chief Financial Officer of the Parent Company under an appointment by the Parent Company’s board of directors, as an officer and not as an employee of the Parent Company. The Parent Company is not the CFO’s employer, and his rights and obligations towards it are those expressly set out in this Agreement (equity compensation, insurance, exemption and indemnification, and the Clawback Policy) and in the law applicable to its officers.

2.2 For the avoidance of doubt, it is expressly agreed that the Israeli company will be the sole paying employer. The Israeli company will be solely responsible for paying the base salary, making social benefit contributions in Israel, withholding tax at source and issuing pay slips under Israeli law.

2.3 Payment of the base salary and its benefits by the Israeli company will fully and finally compensate the Employee for all of his services and positions for the Parent Company as well, and the Employee will have no claim or demand for double compensation from the Parent Company.

2.4 The Employee will report to and be subject to the authority of the board of directors of the Public Company and the board of directors of the Subsidiary, in accordance with their powers under corporate governance and regulatory rules in the U.S. and Israel.

2.5 The CFO will devote all of his time, effort and skills to the Group, and will perform his duties faithfully, with dedication and to the standard of a senior officer of a public company.

2.6 The CFO’s direct supervisor at the Subsidiary is the CEO, and both of them are subject to the board of directors.

2.7 The principal place of work is the Subsidiary’s offices in Israel. The CFO will travel to the U.S. and abroad as the position requires, including for board, investor and regulatory meetings. Such travel is an integral part of the position and will not be considered a relocation of the place of work.

2.8 The CFO represents that he is entitled to enter into this Agreement, is not bound by any other agreement that prevents him from holding the office, and will disclose to the Companies any existing or future conflict of interest.

2.9 The CFO will not hold any other position, or engage in any other occupation, paid or unpaid, without the prior written approval of the Parent Company’s board of directors, except for service with non-profit organizations to an extent that does not impair the position, after giving written notice.

3. Term

3.1 This Agreement takes effect on the date the approvals under Section 15.1 are received (the “Commencement Date”) and will remain in effect for an indefinite period until terminated under Section 11.

3.2 Either party may terminate this Agreement at any time, subject to Section 11 and on prior written notice as set out in Section 11.1, unless otherwise provided in Section 11.2 below.

3.3 Termination of office at one of the Companies will not automatically terminate the office at the other Company, unless the terminating party expressly states that the termination applies to both offices, or unless continuing in only one office creates a material conflict of interest.

3.4 The Employee has served as the Chief Financial Officer of the Parent Company since February 27, 2026. It is agreed that this Agreement does not apply to the period before the Commencement Date, and that the Employee has and will have no claims or demands for that period, except for the grant under Section 6.

4. Duties, Powers and Fiduciary Duties

4.1 The CFO will manage the financial affairs of each of the Companies within the policies set by the relevant board of directors, and will be responsible, among other things, for financial reporting, compliance and investor relations (at the Parent Company).

4.2 The CFO owes a duty of loyalty and a duty of care to each Company separately, under the corporate law applicable to it, and will not prefer the interests of one Company over the other except by decision of the competent body and after disclosure.

4.3 If a conflict of interest arises between the Parent Company and the Subsidiary, the CFO will notify the CEO and both boards of directors immediately, will refrain from participating in the relevant decision, and will act in accordance with the instructions of the board that is not conflicted.

4.4 The CFO will comply with the Group’s procedures on inside information, securities trading, anti-bribery (FCPA and the Israeli law on foreign bribery), privacy protection and cyber security.

4.5 The CFO represents that the position is one of personal trust and senior management, and that he is exempt from the Hours of Work and Rest Law with respect to overtime, weekly rest and overtime pay, subject to the governing law (with respect to the employment in Israel).

5. Fixed Compensation

5.1 The Employer will pay the Employee a gross monthly salary of NIS 35,000 (the “Base Salary”). The salary will be paid monthly, no later than the 9th day of the following month.

5.2 The Employer will contribute monthly from the base salary, for the Employee, pension and severance at the following rates: employer pension contributions 7.5% and severance 8.33%, up to the tax-exempt ceiling for employer contributions under law, so that no taxable income is attributed to the Employee for the employer contributions; employee pension deduction: 6% of salary of up to NIS 35,000 per month only (the “Employee Contribution Base”), and no employee pension contributions will be deducted from the portion of the salary exceeding the Employee Contribution Base.

5.3 It is agreed that Section 14 of the Severance Pay Law, 5723-1963 will apply to all of the Employer’s contributions for severance pay. The Employer’s severance contributions will replace any obligation to pay severance pay under law.

5.4 The Employer will contribute monthly to a study fund chosen by the Employee: 7.5% by the Employer (up to the ceiling recognized for tax purposes) and 2.5% deducted from the Employee’s salary, also up to the same ceiling only.

5.5 The Employee will be entitled to paid annual vacation days and to sick pay under law.

5.6 The Employee will be entitled to recuperation pay under the extension order, at the level corresponding to his seniority, and not less than that set for senior staff in the Group.

5.7 The Employer will provide the Employee with a car and will bear all costs of its maintenance and use, including fuel, servicing and maintenance, insurance, licensing, toll roads (including Highway 6) and parking, without any contribution by the Employee. The Employer will gross up the taxable value of the car and all related benefits for tax purposes.

5.8 The Employee will be entitled to reimbursement of reasonable business expenses against receipts, in accordance with the Group’s procedures.

5.9 The Base Salary includes all supplements, unless expressly stated otherwise. No overtime will be paid. The parties declare that the position is one of personal trust and senior management within the meaning of the Hours of Work and Rest Law, and that the CFO is not entitled to overtime pay, pay for work during rest periods or shift supplements.

6. Equity Compensation

Subject to the approval of the Compensation Committee and the board of directors of the Parent Company, to shareholder approval of the increase of the Equity Plan and to the availability of shares under the Equity Plan, and subject to the Equity Plan and the compensation policy, the Employee will be granted, in recognition of his contribution to the Group in the period before the Commencement Date, 180,000 shares of the Parent Company, fully vested on grant. Any additional equity compensation will be discussed at a later stage and will be subject to the approval of the Compensation Committee and the board of directors of the Parent Company.

7. Officers’ Insurance, Indemnification and Exemption

7.1 The Parent Company will use efforts to purchase and maintain a D&O policy of a scope customary for a public company listed on an exchange, to the extent available on reasonable commercial terms, covering the CFO in his office at the Parent Company, the Subsidiary and held entities. After the end of the office, the Parent Company will use efforts to purchase run-off coverage for the customary period, to the extent available on reasonable commercial terms.

7.2 The Parent Company and the Israeli company will sign letters of exemption and indemnification with the Employee, subject to the limitations of the Companies Law, 5759-1999, the law of the Parent Company’s state of incorporation and the articles.

8. Corporate Governance, Securities Laws, Compliance and Clawback

8.1 The Employee undertakes to comply fully with U.S. securities laws, the rules of the U.S. Securities and Exchange Commission (SEC), the rules of the exchange on which the Parent Company is traded, and the internal policy on the use of inside information and blackout periods.

8.2 The Employee undertakes to act with complete integrity and not to offer, give, request or receive any benefit, bribe or improper payment, directly or indirectly, to or from any public servant, government official or business party in any jurisdiction.

8.3 The Employee agrees and confirms that all variable or equity compensation paid or granted to him is subject to the Parent Company’s clawback policy, as updated from time to time under the Dodd-Frank Act and the rules of the relevant exchange.

9. Confidentiality, Intellectual Property and Inside Information

9.1 The CFO will keep strictly confidential all confidential information of the Group, during the office and for an unlimited period afterwards, except information that is in the public domain other than through a breach, or information that must be disclosed by law (after notice to the Companies, to the extent permitted).

9.2 Every work, invention, development, method, document, code, data and trade secret created by the CFO in connection with the office is the exclusive property of the relevant Company (or of the Parent Company, if the Group’s intellectual property policy so provides). The CFO hereby assigns in advance all rights, and waives moral rights, to the extent assignment or waiver is permitted by law.

9.3 The Employee represents and confirms that all compensation he has received and will receive under this Agreement constitutes full and final consideration also for any invention, development or intellectual property (including service inventions), and he expressly waives any right to royalties or additional consideration under Section 134 of the Patents Law, 5727-1967.

10. Non-Solicitation, Non-Competition and Non-Disparagement

10.1 For 12 months after the end of employment, the CFO will not approach, directly or indirectly, any employee, consultant, customer, supplier or investor of the Group in order to separate them from the Group or to solicit them to engage with a competitor.

10.2 For 12 months after the end of employment, the CFO will not engage, as an employee, consultant, director, controlling shareholder or partner, in any activity that competes materially with the Group’s business as it stood on the termination date, in Israel, in the U.S. and in any market in which the Group has material activity on the termination date. This restriction is intended to protect trade secrets, investor relationships and strategic information, and is limited to the actual field of activity.

10.3 The parties acknowledge that freedom of occupation is a fundamental right in Israel, and that if a court finds the restriction too broad it may be narrowed and kept in force to a reasonable extent.

10.4 The parties will not disparage each other. This does not prevent truthful testimony, reporting to a competent authority or the exercise of mandatory rights.

11. Termination of Employment, Notice and Separation

11.1 Either party may terminate on 30 days’ prior written notice. The Companies may waive actual work during the notice period while continuing to pay the salary and contributions.

11.2 The Companies may terminate immediately, after a hearing as required by law (in Israel) and after giving an opportunity to cure a curable breach within 15 days, if the breach is not serious, upon any of the following events:

11.2.1 conviction of a criminal offense involving moral turpitude, or an offense that materially harms the Group or the office;

11.2.2 a material breach of this Agreement, of Group policy or of the duty of loyalty or care, not cured within the period set;

11.2.3 fraud, theft or misuse of the Group’s funds or assets;

11.2.4 continued refusal to perform reasonable duties lawfully assigned, after written warning;

11.2.5 a material breach of the insider trading policy, of SEC disclosure obligations or of anti-bribery provisions (FCPA).

In such a case, no compensation will be paid beyond that required by Israeli law and accrued amounts.

11.3 The Employee may resign and receive the terms of dismissal as if dismissed without cause, upon any of the following events:

11.3.1 a fundamental reduction of the Employee’s base salary or compensation terms without his written consent;

11.3.2 a material reduction of the Employee’s powers, position or reporting line as Chief Financial Officer;

11.3.3 a material requirement to relocate the Employee’s principal place of residence outside Israel.

The Employee will give written notice of the existence of good reason within 30 days after it occurs, and the Companies will have 30 days to cure before the resignation takes effect.

11.4 Hearing: the Subsidiary will not dismiss the CFO without a prior written hearing under Israeli law, unless exceptional circumstances permit.

12. Clawback Policy

12.1 The CFO is subject to the Parent Company’s Clawback Policy and to any additional clawback policy lawfully adopted. A recovery action under Rule 10D-1 will not constitute a breach of this Agreement or good reason for resignation.

12.2 In addition, the Companies may recover a bonus and equity award in the event of fraud, material breach of fiduciary duty, or breach of Sections 9 or 10, subject to law.

13. Taxes, Withholding and Reporting

13.1 The Employer will withhold income tax, national insurance and health tax from every cash payment, under Israeli law.

13.2 Equity awards from the Parent Company are subject to U.S. and Israeli tax law. The CFO is responsible for his personal tax reporting in Israel and the U.S.

13.3 The Companies will sign an intercompany services agreement to charge the cost of the management services the CFO provides to the Parent Company, on market terms and with appropriate documentation.

13.4 The parties will cooperate with a tax advisor regarding the effects of the dual employment on tax and national insurance liabilities in Israel and the U.S.

14. Governing Law and Jurisdiction

14.1 The employment relationship with the Employer, the base salary, social benefits and payments made in Israel will be governed exclusively by the laws of the State of Israel and subject to the exclusive jurisdiction of the Tel Aviv Regional Labor Court.

14.2 Any dispute concerning the equity compensation, corporate governance or the letters of exemption and indemnification of the Parent Company will be governed by the laws of the State of Delaware, U.S.A., and subject to the exclusive jurisdiction of the competent courts of the State of Delaware.

14.3 Any other dispute will be brought before the competent courts of Tel Aviv-Jaffa.

15. General

15.1 This Agreement, with its appendices, is the entire agreement and supersedes any prior understanding. This Agreement is subject to the approval of the Compensation Committee and the board of directors of the Parent Company and the approval of the board of directors of the Subsidiary, and will not take effect before these approvals are received. The CFO will not participate in the discussion or vote on its approval.

15.2 Any amendment will be in writing and signed by the parties, after the required corporate approvals.

15.3 A waiver of one breach is not a waiver of any other breach.

15.4 If any term is held void, it will be narrowed to the minimum extent necessary and otherwise remain in effect.

15.5 The Parent Company and the Subsidiary may assign this Agreement to an acquiring company in a change in control or merger. The CFO may not assign any rights, except rights to payment to his estate.

15.6 Notices will be given in writing by email and by personal delivery or courier, to the addresses in the preamble.

15.7 This Agreement will be translated into English with respect to the provisions relating to the Parent Company (including the equity compensation, insurance, exemption and indemnification, and the Clawback Policy), and the translation will be filed with the U.S. Securities and Exchange Commission. The Hebrew version of this Agreement is the binding version; in the event of any conflict between the translation and the Hebrew version, the Hebrew version will prevail.

IN WITNESS WHEREOF the parties have signed:

/s/ Michael Oster		/s/ Michael Oster		/s/ David Rokach
Parent Company		Subsidiary		CFO
Name:	Michael Oster	Name:	Michael Oster	Name:	David Rokach
Title:	CEO	Title:	CEO
Date:	October 7, 2026	Date:	October 7, 2026

[***] Personal information omitted under Item 601(a)(6) of Regulation S-K.